SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CAVIUM NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CAVIUM NETWORKS, INC.

805 EAST MIDDLEFIELD ROAD

MOUNTAIN VIEW, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 3, 2011

Dear Stockholder:

This filing supplements our 2011 Proxy Statement on Schedule 14A (the “Proxy Statement”) sent to you in connection with the Cavium Networks, Inc. 2011 Annual Meeting of Stockholders. After the filing and mailing of the Proxy Statement, it came to our attention that, as a result of an administrative error, the fair value of the grants of restricted stock units (“RSUs”) in 2010 to each of our named executive officers, as reflected in the “Grants of Plan-Based Awards” table immediately following the Summary Compensation Table, had been inadvertently omitted from the Summary Compensation Table. The Summary Compensation Table, as corrected to include the fair value of the grants of RSUs, is attached hereto.

Sincerely,

/s/ Arthur D. Chadwick

ARTHUR D. CHADWICK
Secretary

Mountain View, California

May 20, 2011

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2010, 2009 and 2008, compensation awarded to, paid to or earned by Cavium’s Chief Executive Officer, Chief Financial Officer, and its three other most highly compensated executive officers as of December 31, 2010, which we refer to as our “named executive officers”:

SUMMARY COMPENSATION TABLE FOR FISCAL 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Syed B. Ali, President and Chief Executive Officer	2010 2009 2008	278,075 145,160 264,748	— — —	1,449,600 — —	1,751,760 1,607,250 1,236,848	14,798 13,035 14,420	3,494,233 1,765,445 1,516,016

Arthur D. Chadwick, Vice President of Finance and Administration, Chief Financial Officer and Secretary	2010 2009 2008	206,346 153,000 196,557	— — —	410,720 — —	496,332 455,388 353,385	13,253 12,458 11,696	1,126,651 620,846 563,638

Anil K. Jain, Corporate Vice President, IC Engineering	2010 2009 2008	212,808 180,000 228,619	— — —	362,400 — —	437,940 401,813 353,385	10,382 9,189 12,948	1,023,530 591,002 594,952

Rajiv Khemani, Chief Operating Officer	2010 1009 2008	256,534 204,663 228,370	— — —	724,800 — —	875,880 669,688 1,152,207	15,074 12,742 15,638	1,872,288 887,093 1,396,260

Manoj Gujral, Vice President and General Manager of Broadband & Consumer Division	2010	182,277	—	1,803,870	860,178	22,372	2,868,697

(1)	The dollar amounts in this column represent the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for stock awards granted during the fiscal years ended December 31, 2010, 2009 and 2008. Stock options are valued using the Black Scholes option valuation model and the assumptions outlined in Note 8 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 28, 2011.
(2)	Includes the following payments we paid on behalf of the executives:

Name	Year	Health Care Contribution ($)(a)	Insurance Premiums ($)(b)	401k Contributions Made by Cavium ($)	Other ($)			Total ($)
Syed B. Ali	2010	12,375	423	2,000	—			14,798
	2009	11,931	854	250	—			13,035
	2008	11,364	1,056	2,000	—			14,420

Arthur D. Chadwick	2010	12,375	878	—	—			13,253
	2009	11,931	527	—	—			12,458
	2008	11,364	332	—	—			11,696

Anil K. Jain	2010	7,961	421	2,000	—			10,382
	2009	7,675	1,123	391	—			9,189
	2008	9,634	1,314	2,000	—			12,948

Rajiv Khemani	2010	12,375	699	2,000	—			15,074
	2009	11,931	584	227	—			12,742
	2008	11,364	319	2,000	2,000	(c	)	15,683

Manoj Gujral	2010	2,139	233	—	20,000	(d	)	22,372
	2009	—	—	—	—			—
	2008	—	—	—	—			—

(a)	Includes medical, dental and vision insurance.
(b)	Includes premiums for life, accidental death and dismemberment, long term disability and short term disability insurance.
(c)	Reflects a bonus awarded for the hiring by Cavium of an individual referred to Cavium by Mr. Khemani.
(d)	Reflects a one-time signing bonus paid following the commencement of Mr. Gujral’s service to Cavium.